UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2019

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02.  Unregistered Sales of Equity Securities

On January 30, 2019, BCB Bancorp, Inc. (the “Company”) closed a private placement of Series G 6.0% Noncumulative Perpetual Preferred Stock, resulting in gross proceeds of $5,330,000 for 533 shares. The sale represents 21% of the gross proceeds of the Company’s total issued and outstanding Noncumulative Perpetual Preferred Stock. The purchase price was $10,000 per share. The Company relied on the exemption from registration with the Securities and Exchange Commission (“SEC”) provided under SEC Rule 506 of Regulation D.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 30, 2019, the Company amended its Restated Certificate of Incorporation to revise Article V to create a new Series G 6.0% Noncumulative Perpetual Preferred Stock, which sets forth the number of shares to be included in such new series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Such amendment to the Restated Certificate of Incorporation was approved by the Board of Directors of the Company on December 12, 2018. The Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

The following Exhibit is attached as part of this report.

Exhibit Number	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.
DATE: January 30, 2019	By:	/s/ Thomas P. Keating
Thomas P. Keating
Senior Vice President and Chief Financial Officer